EXHIBIT 11

NAL FINANCIAL GROUP INC.
Statement Re:    Computation of Per Share Earnings
(In thousands, except per share amounts)

                                                          For the Quarters Ended
                                                          ----------------------
                                                          March 97      March 96
                                                          --------      --------
Primary:

Weighted average shares outstanding                         10,269         6,700
Net effect of dilutive stock options
    based on the modified treasury stock method                 --           534
                                                            ------        ------

Total weighted average shares outstanding                   10,269         7,234
                                                            ======        ======

Net income                                                    $158        $1,818

Income adjustment relating to reduction
    of debt based on the modified treasury method               --            --
                                                            ------        ------

Net income available to common
    and common equivalent shares                              $158        $1,818
                                                            ======        ======

Per share amount                                             $0.02         $0.25
                                                            ======        ======



Fully Diluted:

Weighted average shares outstanding                         10,269         6,700
Net effect of dilutive stock options
    based on the modified treasury stock method                 --           534
Net effect of dilutive subordinated
    debentures based on the if converted method                 --         1,466
                                                            ------        ------

Total weighted average shares outstanding                   10,269         8,700
                                                            ======        ======

Net income                                                    $158        $1,818

Income adjustment relating to reduction
    of debt based on the modified treasury method               --            --
Income adjustment relating to reduction
    of debt based on the if converted method                    --           229
                                                            ------        ------

Net income available to common
    and common equivalent shares                            $  158        $2,047
                                                            ======        ======

Per share amount                                            $ 0.02        $ 0.24
                                                            ======        ======